EXHIBIT 107
Calculation of Filing Fee Tables
FORM F-3
(Form Type)
Waldencast plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Primary Offering: Class A ordinary shares, par value $0.0001 per share	457(c)	29,533,282 (2)	$3.97(3)	$117,247,129.54	0.00014760	$17,305.68
	Equity	Secondary Offering: Class A ordinary shares, par value $0.0001 per share	457(c)	131,442,733 (4)	$3.973)	$521,827,650.01	0.00014760	$77,021.76
	Warrants	Secondary Offering: Warrants to purchase Class A ordinary shares	457(g)	17,869,732 (5)				(6)
Fees Previously Paid
Carry Forward Securities

		Total Offering Amounts						$94,327.44
		Total Fees Previously Paid						$0
		Total Fee Offsets						$123,362.05 (7)
		Net Fee Due						$0

EXHIBIT 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Registrant	Form F-1	333-267053	08/24/2022		$123,362.05	Equity	Class A ordinary shares, par value $0.0001 per share	147,046,015 (7)	$1,330,766,435.75
	Registrant	Form F-1	333-267053		08/24/2022						$126,388.36 (8)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2) Consists of up to 29,533,282 Class A ordinary shares, comprising (i) 18,033,332 Class A ordinary shares issuable upon the exercise of the private placement warrants and (ii) 11,499,950 Class A ordinary shares issuable upon the exercise of the public warrants.

(3) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $4.03 (high) and $3.91 (low) sale price of the Registrant’s Class A ordinary shares as reported on the Nasdaq Capital Market on June 25, 2024 which date is within five business days prior to filing this Registration Statement.

(4) Consists of up to 131,442,733 Class A ordinary shares, consisting of (i) 8,545,000 Class A ordinary shares converted from the founder shares held in the aggregate by Burwell Mountain PTC LLC, as trustee of Burwell Mountain Trust, Dynamo Master Fund and Waldencast Ventures LP (each, a member of Waldencast Long-Term Capital LLC, a Cayman Islands limited liability company); (ii) 80,000 Class A ordinary shares converted from the founder shares held by the Investor Directors; (iii) 20,000 Class A ordinary shares issued to Aaron Chatterley in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, in connection with the consummation of the Business Combination; (iv) 28,237,506 Class A ordinary shares issued pursuant to the Obagi Merger Agreement; (v) 21,103,225 Class A ordinary shares issuable in exchange for 21,103,225 Class B ordinary shares, par value $0.0001 per share, pursuant to the Milk Equity Purchase Agreement; (vi) 8,848,070 Class A ordinary shares issued in the PIPE Investments; (vii) 32,809,200 Class A ordinary shares issued pursuant the Forward Purchase Agreements; (viii) 17,869,732 Class A ordinary shares issued in respect of the private placement warrants; and (ix) 13,930,000 Class A ordinary shares issued in the 2023 PIPE Investment.

(5) Consists of 17,869,732 private placement warrants.

(6) In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the Class A ordinary shares underlying the warrants, and no separate fee is payable for the warrants.

(7) Amount excludes 18,033,332 private placement warrants (the “Warrants”) that were registered but not sold on the Prior Registration Statement (as defined below) because, in accordance with Rule 457(g), the entire registration fee for the Warrants was allocated to the Class A ordinary shares underlying the Warrants, and no separate fee was payable for the Warrants.

(8) The Registrant previously filed a registration statement on Form F-1 (File No. 333-267053), initially filed on August 24, 2022 and initially declared effective on October 13, 2022 (the “Prior Registration Statement”), which registered (i) the primary issuance of 29,533,282 Class A Ordinary Shares (the “Primary Shares”) upon exercise of warrants for a proposed maximum aggregate offering price of $267,276,202.10; (ii) the resale of 121,120,063 Class A Ordinary Shares (the “Secondary Shares”) for a proposed maximum aggregate offering price of $1,096,136,570.15; and (iii) the Warrants. A fee of $126,388.36 was previously paid in connection with the offer and sale of the Primary Shares, the Secondary Shares and the Warrants. 29,533,282 Primary Shares, 117,512,733 Secondary Shares and 18,033,332 Warrants (together, the “Unsold Securities”) offered for sale under the Prior Registration Statement were not issued and/ or sold. Pursuant to Rule 457(p), a remaining fee amount of $123,362.05 represents the portion of registration fee previously paid with respect to the Unsold Securities, which is being used to offset the fee due in connection with the filing of this Registration Statement. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

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